UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2025

VIRACTA THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-51531	94-3295878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2533 S. Coast Hwy. 101, Suite 210
Cardiff, California		92007
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 400-8470

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VIRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 23, 2025, Viracta Therapeutics, Inc. (the “Company”) entered into a Forbearance and Third Amendment (the “Third Amendment”) to the Loan and Security Agreement (the “Loan Agreement”), dated November 4, 2021, by and among the Company, Viracta Subsidiary, Inc., Oxford Finance LLC (“Oxford”), as collateral agent (“Collateral Agent”), and the Lenders (as defined in the Loan Agreement) thereunder, including Silicon Valley Bank, a division of First-Citizens Bank and Trust Company, and Oxford in its capacity as a Lender, as previously amended. The Third Amendment provides for the application of Company cash towards the outstanding obligations under the Loan Agreement, a security interest in the Company’s intellectual property, and a covenant that the Company shall limit its expenditures in compliance with an agreed upon budget between the Company and the Lenders, in each case in exchange for forbearance by the Collateral Agent and Lenders from exercising their rights and remedies against the Company in connection with the events of default that the Lenders have asserted under the Loan Agreement, as previously disclosed. Such forbearance shall continue until the earliest to occur of (a) the failure of the Company to comply with any of the terms or undertakings of the Third Amendment, (b) the occurrence of any other event of default other than previously identified events of default and (c) February 5, 2025. Under the terms of the Third Amendment, the Company provided a paydown payment to the Lenders in the amount of approximately $3.7 million towards the outstanding obligations under the Loan Agreement, in addition to a prior application of approximately $7.7 million of Company cash towards the obligations under the Loan Agreement, leaving a remaining balance of approximately $3.5 million in outstanding principal under the Loan Agreement.

The foregoing description of the Third Amendment is not complete and each is qualified in its entirety by reference to the full text of such amendment, a copy of which will be filed is filed as Exhibit 10.1 hereto.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1+

Forbearance and Third Amendment to Loan and Security Agreement, dated January 23, 2025, by and among the Company, Oxford Finance LLC, and Silicon Valley Bank, a division of First-Citizens Bank and Trust Company.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+ Portions of the exhibit have been omitted pursuant to Item 601(b)(10) of Regulation S-K. The Company agrees to furnish to the Securities and Exchange Commission a copy of any omitted portions of the exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Viracta Therapeutics, Inc.

Date:	January 24, 2025	By:	/s/ Michael Faerm
Michael Faerm Chief Financial Officer